EXHIBIT 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 No. (File No. 333-252801) of AgEagle Aerial Systems Inc., of our report dated October 22, 2021, relating to the financial statements as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020 of senseFly S.A., which will appear in this Current Report on Form 8-K/A of AgEagle Aerial Systems Inc. on or about December 9, 2021.

/s/ Ernst & Young Ltd

Geneva, Switzerland

December 9, 2021